SECURITIES AND EXCHANGE COMMISSION

                                Washington, D.C. 20549

                                       FORM 8-K
                                    CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of the
                           Securities Exchange Act of 1934



         Date of Report (Date of earliest event reported)   July 26, 1996



                            COASTAL PHYSICIAN GROUP, INC.
                  (Exact Name of Registrant as Specified in Charter)


         DELAWARE                 001-13460                56-1379244
         (State or Other          (Commission              (IRS Employer
         Jurisdiction of           File Number)             Identification
         Incorporation)                                     No.)


         2828 CROASDAILE DRIVE, DURHAM, NC                      27705
         (Address of Principal Executive Offices)               (Zip Code)


         Registrant's telephone number including area code  (919) 383-0355


                                         N/A
         (Former name or former address, if changed since last report)







         ITEM 5. - OTHER EVENTS

         Filing of Answer and Counterclaims

         On July 29, 1996, the Company filed, in the General Court of Justice of the State of North Carolina in the County of Durham, an answer and counterclaims in response to a complaint brought by Drs. Steven M. Scott and Bertram E. Walls, on their own behalf and derivatively on behalf of the Company, against the Company and Dr. Jacque J. Sokolov and Messrs. Joseph G. Piemont and Stephen D. Corman. The counterclaims allege, among other things, that Dr. Scott breached his fiduciary duties to the Company and engaged in a scheme to tortiously interfere with and damage the business of Coastal.

         Specifically, the counterclaims allege that Dr. Scott caused the Company to pursue a series of acquisitions which, given to Dr. Scott's lack of attention to both the successful integration of these businesses and the implementation of measures to effectively control pre-existing operations, led to a drop of more than 80% in the value of the Company's stock from its peak of $40.25 in February 1994 to approximately $8 when the Board of Directors placed him on sabbatical leave in May 1996. The counterclaims further allege that, after the Board (including Dr. Scott) unanimously approved the engagement of Price Waterhouse LLP (PW) and the Management Action Plan developed by the Company with PW, Dr. Scott sought to frustrate the effective implementation of the Management Action Plan, refused to cooperate with PW, and undermined the efforts of PW and the Company's management to successfully execute the Management Action Plan.

         The counterclaims further allege that Dr. Scott has long profited from Coastal through his personal financial stake in his 100%- owned Century American Insurance Company, which receives in excess of $19 million per year in premiums from Coastal-related business. Moreover, the counterclaims allege that Dr. Scott caused Coastal to lease real estate properties in which Dr. Scott has significant ownership interests.

         The Company is seeking to enjoin Dr. Scott from further inter-ference with the implementation of the Management Action Plan and will seek monetary damages in excess of $25 million.

         On July 26, 1996, the Company issued the news release attached as
         Exhibit 99.2.







         ITEM 7(C) - EXHIBITS

         Exhibit 99.1 Coastal Physician Group, Inc.'s Answer (With Motions to Dismiss) and Counterclaims, filed on July 29, 1996, by the Company in response to an action brought by Drs. Steven M. Scott and Bertram E. Walls, on their own behalf and derivatively on behalf of the Company, against the Company and Dr. Jacque J. Sokolov and Messrs. Joseph G. Piemont and Stephen D. Corman

         Exhibit 99.2        Press Release, dated July 26, 1996








                                     SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                      COASTAL PHYSICIAN GROUP, INC.
                                             (Registrant)



         Date:  July 29, 1996         By: /s/ Joseph G. Piemont
                                         Joseph G. Piemont
                                         President and Chief Executive
                                         Officer